Exhibit 10.16

GEORGETOWN SAVINGS BANK

INCENTIVE COMPENSATION PLAN

2011 GOALS

Updated, Effective 4/7/11

Organizational Level:  Executive

Employee: Philip Bryan	Incentive Target: 11% ($16,587)
Title: Senior Vice President/Retail Lending/CLO	Current Salary: $150,788

The dollar figures presented in this example are estimates. Incentive payments will be based on the employee’s base compensation, which includes actual straight-time pay (excludes overtime and prior year’s Incentive Compensation Plan payments), jury duty, holiday, vacation, personal and sick pay for the 2011 calendar year.

Minimum Thresholds

In order to receive payment for achievement of the goals listed below, the following thresholds must be met:

1.             CAMELS ratings must remain at one of the two highest ratings at all times during the Plan Year.  This will be measured by the OTS.

2.             Asset Quality must remain at a level of “Satisfactory” or better at all times during the Plan Year.  This will be measured by both internal audit results and OTS rating.

3.             Loan Quality Control Reviews must be “Satisfactory” or better at all times during the Plan Year.  This will be measured by internal audit results.

Tier 1: Bank-wide Performance

GOAL: #1: Profitability – Achieve ROA

Annual Payout Percentage: 20% = $3,317

Goals	Payout
95% of budget = .74%	$1,106
At budget = .78%	$2,211
106% of budget = .83%	$3,317
Stretch Goal
Every .05% over .83%	$1,106

Tier 2: Team Performance

GOAL #2: Profitability - Increase Net Mortgage Banking Income

Annual Payout Percentage: 60% = $9,953

Goals	Payout
98% of budget = $602,795	$3,318
At budget = $615,097	$6,635
125% of budget = $768,871	$9,953
Stretch Goal
Every $153,774 over $768,871	$3,318

GOAL #3: Profitability - Achieve Core Interest Rate Spread

Annual Payout Percentage: 20% = $3,317

Goals	Payout
97% of budget = 4.66%	$1,106
At budget = 4.80%	$2,211
103% of budget = 4.94%	$3,317
Stretch Goal
Every .14% over 4.94%	$1,106

Tier 3: Individual Performance

Goal: None

Minimum Level of Expectations

To be eligible for this Incentive Compensation Plan the employee must meet the following:

•                  Performing at a satisfactory level or above,

•                  Not on written warning, and

•                  Actively employed at the time of the incentive payment.

Clawback Provision

The Bank shall have the right to recoup or “clawback” awards paid under this Plan if the Compensation Committee concludes that such awards were based on information that was later found to be materially incorrect, including awards that were determined, in whole or part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above:

/s/ Philip Bryan	6/6/11
Employee’s Signature	Date

/s/ Robert Balletto	6/6/11
Supervising Officer’s Signature	Date